Exhibit 99

News Release

	Contact:	Tim Paynter (Media)
703-280-2720 (office)
timothy.paynter@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Second Quarter 2020 Financial Results

•	Net Awards Total $14.8 Billion; 1.7 Book to Bill

•	Total Backlog Increases to $70.0 Billion

•	Sales Increase 5 Percent to $8.9 Billion

•	EPS Increase 19 Percent to $6.01

•	Cash from Operations Increases 45 Percent to $2.3 Billion

•	Free Cash Flow[1] Increases 53 Percent to $2.1 Billion

•	2020 Guidance Raised; Company Now Expects Sales of $35.3 to $35.6 Billion, MTM-adjusted EPS[1] of $22.00 to $22.40, and Free Cash Flow[1] of $3.15 to $3.55 Billion

FALLS CHURCH, Va. – Jul. 30, 2020 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2020 sales increased 5 percent to $8.9 billion from $8.5 billion in the second quarter of 2019. Second quarter 2020 net earnings increased 17 percent to $1.0 billion, or $6.01 per diluted share from $861 million, or $5.06 per diluted share, in the second quarter of 2019. Second quarter 2020 net earnings include $38 million, or $0.23 per diluted share, of favorable returns on marketable securities related to our non-qualified benefit plans and other non-operating assets.
“Northrop Grumman delivered a strong second quarter, reflecting the resiliency and dedication of our workforce, customers and suppliers. Together, we quickly adapted to challenging conditions with new processes and safeguards,” said Kathy Warden, chairman, chief executive officer and president. “The Northrop Grumman team has remained steadfast in protecting the safety and well-being of our employees, supporting national security and delivering long-term value to our shareholders, as we continue to respond to robust customer demand and strengthen our foundation for the future.”

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended June 30				Six Months Ended June 30
$ in millions, except per share amounts	2020	2019	Change		2020	2019	Change
Sales
Aeronautics Systems	$2,925	$2,721	7%		$5,768	$5,539	4%
Defense Systems	1,886	1,916	(2%)		3,767	3,684	2%
Mission Systems	2,446	2,404	2%		4,793	4,614	4%
Space Systems	2,048	1,788	15%		3,996	3,589	11%
Intersegment eliminations	(421)	(373)			(820)	(781)
Total sales	8,884	8,456	5%		17,504	16,645	5%
Operating Income
Aeronautics Systems	310	299	4%		573	610	(6%)
Defense Systems	217	212	2%		415	416	—%
Mission Systems	347	338	3%		700	661	6%
Space Systems	209	193	8%		411	383	7%
Intersegment eliminations	(52)	(49)			(101)	(99)
Segment operating income[1]	1,031	993	4%		1,998	1,971	1%
Segment operating margin rate[1]	11.6%	11.7%	(10) bps		11.4%	11.8%	(40) bps
Net FAS (service)/CAS pension adjustment	103	107	(4%)		208	215	(3%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(77)	(98)	(21%)		(159)	(194)	(18%)
Other unallocated corporate expense	(63)	(56)	13%		(119)	(110)	8%
Unallocated corporate expense	(140)	(154)	(9%)		(278)	(304)	(9%)
Total operating income	$994	$946	5%		$1,928	$1,882	2%
Operating margin rate	11.2%	11.2%	—		11.0%	11.3%	(30) bps
Interest expense	(154)	(137)	12%		(279)	(275)	1%
FAS (non-service) pension benefit	303	200	52%		605	400	51%
Other, net	60	19	216%		2	55	(96%)
Earnings before income taxes	1,203	1,028	17%		2,256	2,062	9%
Federal and foreign income tax expense	198	167	19%		383	338	13%
Effective income tax rate	16.5%	16.2%	30	bps	17.0%	16.4%	60	bps
Net earnings	$1,005	$861	17%		$1,873	$1,724	9%
Diluted earnings per share	6.01	5.06	19%		11.16	10.11	10%
Weighted-average diluted shares outstanding, in millions	167.3	170.3	(2%)		167.9	170.5	(2%)

Net cash provided by operating activities	$2,337	$1,607	45%		$1,344	$694	94%
Less: capital expenditures	(269)	(252)	7%		(541)	(536)	1%
Free cash flow[1]	$2,068	$1,355	53%		$803	$158	408%

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	3

Sales
Second quarter 2020 sales increased $428 million, or 5 percent primarily due to higher sales at Space Systems and Aeronautics Systems.
Operating Income and Margin Rate
Second quarter 2020 operating income increased $48 million, or 5 percent, primarily due to an increase in segment operating income and lower unallocated corporate expense. Second quarter 2020 operating margin rate of 11.2 percent was comparable to the prior year period.
Segment Operating Income and Margin Rate
Effective April 1, 2020, certain unallowable compensation and other costs previously included in segment operating results are now reported in Unallocated corporate expense within operating income as the company no longer considers these costs as part of management’s evaluation of segment operating performance. This change, which increased second quarter 2020 segment operating income by $1 million, has been applied retrospectively and recast results are presented in Schedule 7.
Second quarter 2020 segment operating income increased $38 million, or 4 percent, and reflects higher segment operating income at all four sectors. Segment operating margin rate was comparable to the prior year period and reflects lower segment operating margin rates at Space Systems and Aeronautics Systems, partially offset by a higher segment operating margin rate at Defense Systems.
Federal and Foreign Income Taxes
The second quarter 2020 effective tax rate of 16.5 percent was generally comparable to the prior year period.
Net Earnings and Diluted Earnings Per Share
Second quarter 2020 net earnings increased $144 million, or 17 percent, primarily due to a $103 million increase in our FAS (non-service) pension benefit, a $48 million increase in operating income and a $41 million increase in Other, net, largely due to higher returns on marketable securities related to our non-qualified benefit plans, partially offset by a $31 million increase in tax expense.
Operating Cash Flows
Second quarter and year to date 2020 cash provided by operating activities increased $730 million and $650 million, respectively, principally due to improved trade working capital and higher net earnings. The improvement in trade working capital for both periods reflects CARES Act payroll tax deferrals and increased Department of Defense progress payment rates, partially offset by acceleration of payments to suppliers and pass through of increased progress payments to suppliers. Second quarter and year-to-date free cash flow1 increased to $2.1 billion and $803 million, respectively, after second quarter capital spending of $269 million and year-to-date capital spending of $541 million.

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	4

Awards and Backlog
Second quarter and year to date 2020 net awards totaled $14.8 billion and $22.7 billion, respectively, and backlog totaled $70.0 billion. Significant second quarter new awards include $7.4 billion for restricted programs, $1.9 billion for Next Gen OPIR, $0.5 billion for E-2D, $0.4 billion for four commercial satellites and $0.3 billion for Triton.
Segment Operating Results
Segment operating results for the three and six months ended June 30, 2019 have been recast to reflect changes in the company’s organizational structure and reportable segments effective Jan. 1, 2020 (presented in Schedule 6). In addition, the unallowable costs change described above has been applied retrospectively in the following tables, and recast results are presented in Schedule 7.

AERONAUTICS SYSTEMS	Three Months Ended June 30%			Six Months Ended June 30%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$2,925	$2,721	7%	$5,768	$5,539	4%
Operating income	310	299	4%	573	610	(6)%
Operating margin rate	10.6%	11.0%		9.9%	11.0%
Sales
Second quarter 2020 sales increased $204 million, or 7 percent, due to higher sales in both Manned Aircraft and Autonomous Systems. Higher volume on restricted programs, E-2D and Triton were partially offset by a COVID-19-related slowdown of F-35 production activity.
Operating Income
Second quarter 2020 operating income increased $11 million, or 4 percent, primarily due to higher sales. Operating margin rate decreased to 10.6 percent from 11.0 percent, principally due to lower net favorable EAC adjustments at Autonomous Systems as well as changes in contract mix at Manned Aircraft, partially offset by a $21 million benefit recognized in connection with the resolution of a government accounting matter.

DEFENSE SYSTEMS	Three Months Ended June 30%			Six Months Ended June 30%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$1,886	$1,916	(2)%	$3,767	$3,684	2%
Operating income	217	212	2%	415	416	—%
Operating margin rate	11.5%	11.1%		11.0%	11.3%
Sales
Second quarter 2020 sales decreased $30 million, or 2 percent, due to lower volume in Battle Management & Missile Systems, partially offset by higher volume on Mission Readiness programs. Battle Management & Missile Systems sales decreased principally due to lower volume on programs nearing completion, including an international weapons program and several small caliber ammunition programs, partially offset by higher volume on the Guided Multiple Launch Rocket System (GMLRS), the Advanced Anti-Radiation Guided Missile (AARGM) program and other missile products. Mission Readiness sales increased primarily due to higher restricted volume, partially offset by lower volume on the Hunter sustainment program as it nears completion.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	5

Operating Income
Second quarter 2020 operating income increased $5 million, or 2 percent, primarily due to a higher operating margin rate. Operating margin rate increased to 11.5 percent from 11.1 percent primarily due to improved performance on Mission Readiness programs.

MISSION SYSTEMS	Three Months Ended June 30%			Six Months Ended June 30%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$2,446	$2,404	2%	$4,793	$4,614	4%
Operating income	347	338	3%	700	661	6%
Operating margin rate	14.2%	14.1%		14.6%	14.3%
Sales
Second quarter 2020 sales increased $42 million, or 2 percent, primarily due to higher volume on Airborne Sensors & Networks programs, partially offset by lower volume on Cyber & Intelligence Mission Solutions programs. Airborne Sensors & Networks sales increased primarily due to higher airborne radar volume, including on the Multi-role Electronically Scanned Array (MESA) and Scalable Agile Beam Radar (SABR) programs. Cyber & Intelligence Mission Solutions sales decreased principally due to lower volume on an intelligence program as it nears completion.
Operating Income
Second quarter 2020 operating income increased $9 million, or 3 percent, principally due to higher sales. Operating margin rate was comparable to the prior year period.

SPACE SYSTEMS	Three Months Ended June 30%			Six Months Ended June 30%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$2,048	$1,788	15%	$3,996	$3,589	11%
Operating income	209	193	8%	411	383	7%
Operating margin rate	10.2%	10.8%		10.3%	10.7%
Sales
Second quarter 2020 sales increased $260 million, or 15 percent, due to higher sales in both Space and Launch & Strategic Missiles. Space sales were driven by higher volume on restricted programs, Next Generation Overhead Persistent Infrared Radar (Next Gen OPIR) and the Arctic Satellite Broadband Mission (ASBM) program. Launch & Strategic Missiles sales reflect higher volume on hypersonics and launch vehicle programs, partially offset by lower volume on the Ground-based Midcourse Defense (GMD) program.
Operating Income
Second quarter 2020 operating income increased $16 million, or 8 percent, primarily due to higher sales. Operating margin rate decreased to 10.2 percent from 10.8 percent principally due to delays in production for certain commercial space components.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	6

2020 Guidance
2020 financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2020 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company is increasing its 2020 financial guidance based on year-to-date performance and its most current outlook for the remainder of the year. The company’s 2020 financial guidance reflects the impacts experienced to date from the global COVID-19 pandemic (discussed in the company’s Form 10-Qs), and what the company currently anticipates, based on what the company understands today, to be the impacts on the company for the remainder of the year. The company’s updated financial guidance assumes generally that the most significant adverse impacts from the pandemic on the company’s business, financial position, results of operations or cash flows occurred in the second quarter of 2020. However, the company cannot predict how the pandemic will evolve or what impact it will continue to have, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in the company’s Form 10-Qs (for Q1 and Q2), and among other factors, disruptions to the company’s operations (or those of its customers or supply chain), additional costs, disruptions in the market, and impacts on programs or payments relating to the global COVID-19 pandemic, today and as it may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations.
In addition, the government budget, appropriations and procurement processes can impact our customers, programs and financial results. These processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, can impact the company's ability to achieve guidance or meet expectations.

2020 Guidance*
($ in millions, except per share amounts)	As of 4/29/2020			As of 7/30/2020
Sales	35,000	—	35,400	35,300	—	35,600
Segment operating margin %[1,2]	11.3	—	11.5	11.3	—	11.5
Total net FAS/CAS pension adjustment[3]	~1,600			~1,600
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~315			~315
Other items	~250			~250
Operating margin %	10.8	—	11.0	10.8	—	11.0
Interest expense	~590			~590
Effective tax rate %	~16.5%			~16.5%
Weighted average diluted shares outstanding	~168			~168
MTM-adjusted EPS[1]	21.80	—	22.20	22.00	—	22.40
Capital expenditures	~1,350			~1,350
Free cash flow[1]	3,150	—	3,450	3,150	—	3,550

*
2020 guidance contemplates Northrop Grumman is awarded the contract for the next phase of the Ground Based Strategic Deterrent program in the third quarter of 2020 in accordance with the U.S. Air Force's current acquisition strategy.

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Effective April 1, 2020, certain unallowable costs previously included in segment operating results are now reported in Unallocated corporate expense within operating income.
3
Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $800 million of expected CAS pension cost and $800 million of expected FAS pension benefit. $410 million of FAS (service-related) pension cost is reflected in operating income and $1,210 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	7

Sector Guidance*
	As of 4/29/2020	As of 7/30/2020
Aeronautics Systems
Sales $B	Low 11	Low to Mid 11
OM Rate	~10%	~10%
Defense Systems
Sales $B	Mid 7	Mid 7
OM Rate	Mid 10%	Mid 10%
Mission Systems
Sales $B	High 9	High 9
OM Rate	Low to Mid 14%	Low to Mid 14%
Space Systems
Sales $B	Low 8	Low 8
OM Rate	Low to Mid 10%	Low to Mid 10%

*
2020 guidance contemplates Northrop Grumman is awarded the contract for the next phase of the Ground Based Strategic Deterrent program in the third quarter of 2020 in accordance with the U.S. Air Force's current acquisition strategy.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on Jul. 30, 2020. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman solves the toughest problems in space, aeronautics, defense and cyberspace to meet the ever evolving needs of our customers worldwide. Our 90,000 employees define possible every day using science, technology and engineering to create and deliver advanced systems, products and services.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2019, the section entitled “Risk Factors” in the Form 10-Q for the quarter ended March 31, 2020 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic, which has caused and will continue to cause significant challenges, instability and uncertainty. They include:

•
the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for worker absenteeism, facility closures, work slowdowns or stoppages, supply chain disruptions, program delays, our ability to recover costs under contracts, changing government funding and acquisition priorities and processes, changing government payment rules and practices, and potential impacts on access to capital, the markets and the fair value of our assets;

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly

•	investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	9

•	the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components

•
changes in procurement and other laws, regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

•	the ability to maintain a qualified workforce with the required security clearances and requisite skills

•
our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural disasters

•	health epidemics, pandemics and similar outbreaks, including the global COVID-19 pandemic

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•
products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations

•	our ability appropriately to exploit and/or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	10

This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2020	2019	2020	2019
Sales
Product	$6,482	$5,880	$12,658	$11,608
Service	2,402	2,576	4,846	5,037
Total sales	8,884	8,456	17,504	16,645
Operating costs and expenses
Product	5,127	4,661	10,079	9,178
Service	1,931	2,065	3,877	4,041
General and administrative expenses	832	784	1,620	1,544
Operating income	994	946	1,928	1,882
Other (expense) income
Interest expense	(154)	(137)	(279)	(275)
FAS (non-service) pension benefit	303	200	605	400
Other, net	60	19	2	55
Earnings before income taxes	1,203	1,028	2,256	2,062
Federal and foreign income tax expense	198	167	383	338
Net earnings	$1,005	$861	$1,873	$1,724

Basic earnings per share	$6.02	$5.07	$11.20	$10.15
Weighted-average common shares outstanding, in millions	166.9	169.7	167.3	169.9
Diluted earnings per share	$6.01	$5.06	$11.16	$10.11
Weighted-average diluted shares outstanding, in millions	167.3	170.3	167.9	170.5

Net earnings (from above)	$1,005	$861	$1,873	$1,724
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(11)	(12)	(21)	(23)
Change in cumulative translation adjustment and other, net	10	(4)	1	—
Other comprehensive loss, net of tax	(1)	(16)	(20)	(23)
Comprehensive income	$1,004	$845	$1,853	$1,701

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$4,178	$2,245
Accounts receivable, net	1,989	1,326
Unbilled receivables, net	5,460	5,334
Inventoried costs, net	832	783
Prepaid expenses and other current assets	720	997
Total current assets	13,179	10,685
Property, plant and equipment, net of accumulated depreciation of $6,103 for 2020 and $5,850 for 2019	7,063	6,912
Operating lease right-of-use assets	1,528	1,511
Goodwill	18,707	18,708
Intangible assets, net	909	1,040
Deferred tax assets	346	508
Other non-current assets	1,743	1,725
Total assets	$43,475	$41,089

Liabilities
Trade accounts payable	$2,006	$2,226
Accrued employee compensation	1,614	1,865
Advance payments and billings in excess of costs incurred	2,179	2,237
Other current liabilities	3,928	3,106
Total current liabilities	9,727	9,434
Long-term debt, net of current portion of $1,803 for 2020 and $1,109 for 2019	14,259	12,770
Pension and other postretirement benefit plan liabilities	6,582	6,979
Operating lease liabilities	1,333	1,308
Other non-current liabilities	1,862	1,779
Total liabilities	33,763	32,270

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2020—166,708,207 and 2019—167,848,424	167	168
Paid-in capital	10	—
Retained earnings	9,652	8,748
Accumulated other comprehensive loss	(117)	(97)
Total shareholders’ equity	9,712	8,819
Total liabilities and shareholders’ equity	$43,475	$41,089

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2020	2019
Operating activities
Net earnings	$1,873	$1,724
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	605	606
Stock-based compensation	36	55
Deferred income taxes	169	48
Changes in assets and liabilities:
Accounts receivable, net	(663)	(384)
Unbilled receivables, net	(126)	(658)
Inventoried costs, net	(49)	(156)
Prepaid expenses and other assets	(16)	(48)
Accounts payable and other liabilities	(374)	(367)
Income taxes payable, net	330	194
Retiree benefits	(473)	(285)
Other, net	32	(35)
Net cash provided by operating activities	1,344	694

Investing activities
Capital expenditures	(541)	(536)
Other, net	2	1
Net cash used in investing activities	(539)	(535)

Financing activities
Net proceeds from issuance of long-term debt	2,239	—
Payments to credit facilities	(13)	(20)
Net borrowings on commercial paper	—	101
Common stock repurchases	(490)	(231)
Cash dividends paid	(469)	(435)
Payments of employee taxes withheld from share-based awards	(64)	(63)
Other, net	(75)	(2)
Net cash provided by (used in) financing activities	1,128	(650)
Increase (decrease) in cash and cash equivalents	1,933	(491)
Cash and cash equivalents, beginning of year	2,245	1,579
Cash and cash equivalents, end of period	$4,178	$1,088

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	June 30, 2020			December 31, 2019	% Change in 2020
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$12,163	$12,556	$24,719	$26,021	(5%)
Defense Systems	6,245	1,728	7,973	8,481	(6%)
Mission Systems	9,548	3,997	13,545	14,226	(5%)
Space Systems	5,908	17,903	23,811	16,112	48%
Total backlog	$33,864	$36,184	$70,048	$64,840	8%

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.
[2]	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2020	2019	2020	2019
Per share impact of total net FAS/CAS pension adjustment
Net FAS (service)/CAS pension adjustment	$103	$107	$208	$215
FAS (non-service) pension benefit	303	200	605	400
Total net FAS/CAS pension adjustment	406	307	813	615
Tax effect[1]	(85)	(64)	(171)	(129)
After-tax impact	$321	$243	$642	$486
Weighted-average diluted shares outstanding, in millions	167.3	170.3	167.9	170.5
Per share impact	$1.92	$1.43	$3.82	$2.85

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(77)	$(98)	$(159)	$(194)
Tax effect[1]	16	21	33	41
After-tax impact	$(61)	$(77)	$(126)	$(153)
Weighted-average diluted shares outstanding, in millions	167.3	170.3	167.9	170.5
Per share impact	$(0.36)	$(0.45)	$(0.75)	$(0.90)

[1]	Based on a 21% statutory tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	16

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	SALES							SEGMENT OPERATING INCOME[1]
	2017	2018	2019	2019				2017	2018	2019	2019
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED[2]
Aerospace Systems	$12,131	$13,096	$13,862	$3,496	$3,390	$3,458	$3,518	$1,289	$1,411	$1,434	$382	$361	$324	$367
Innovation Systems	—	3,276	6,119	1,438	1,498	1,584	1,599	—	343	671	167	169	164	171
Mission Systems	11,470	11,709	12,263	2,886	3,128	3,029	3,220	1,442	1,520	1,639	383	408	398	450
Technology Services	4,687	4,297	4,110	977	1,044	1,067	1,022	449	443	457	102	113	136	106
Intersegment eliminations	(2,284)	(2,283)	(2,513)	(608)	(604)	(663)	(638)	(277)	(270)	(292)	(67)	(73)	(82)	(70)
Total	$26,004	$30,095	$33,841	$8,189	$8,456	$8,475	$8,721	$2,903	$3,447	$3,909	$967	$978	$940	$1,024

REALIGNED[3]
Aeronautics Systems	$9,040	$10,293	$11,116	$2,818	$2,721	$2,770	$2,807	$848	$1,107	$1,170	$308	$295	$265	$302
Defense Systems	5,479	6,612	7,495	1,768	1,916	1,931	1,880	534	690	781	202	209	199	171
Mission Systems	8,460	8,949	9,410	2,210	2,404	2,310	2,486	1,157	1,215	1,382	319	332	346	385
Space Systems	4,719	5,845	7,425	1,801	1,788	1,885	1,951	578	635	781	188	191	187	215
Intersegment eliminations	(1,694)	(1,604)	(1,605)	(408)	(373)	(421)	(403)	(214)	(200)	(205)	(50)	(49)	(57)	(49)
Total	$26,004	$30,095	$33,841	$8,189	$8,456	$8,475	$8,721	$2,903	$3,447	$3,909	$967	$978	$940	$1,024

1	Non-GAAP metric - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 reflects our former organizational structure and reportable segments and were previously disclosed in the company’s filings with the SEC.

3
“Realigned” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 were recast to reflect the changes in the company’s organizational structure and reportable segments effective January 1, 2020 as described in the company’s Form 8-K filed with the SEC on April 29, 2020. The four current sectors are Aeronautics Systems, Defense Systems, Mission Systems, and Space Systems. The segment operating income amounts have been further recast to reflect a change in unallowable costs included in management's evaluation of segment operating performance effective April 1, 2020. See Schedule 7 of this earnings release for additional recast information related to this change.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	17

SCHEDULE 7
NORTHROP GRUMMAN CORPORATION
REALIGNED AND RECAST SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	2017	2018	2019	2019				2020
	Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31
REALIGNED[2]
Aeronautics Systems	$848	$1,107	$1,170	$308	$295	$265	$302	$259
Defense Systems	534	690	781	202	209	199	171	196
Mission Systems	1,157	1,215	1,382	319	332	346	385	348
Space Systems	578	635	781	188	191	187	215	199
Intersegment eliminations	(214)	(200)	(205)	(50)	(49)	(57)	(49)	(49)
Total segment operating income[1]	$2,903	$3,447	$3,909	$967	$978	$940	$1,024	$953
Net FAS (service)/CAS pension adjustment	638	613	465	108	107	131	119	105
Unallocated corporate expense	(323)	(280)	(405)	(139)	(139)	(120)	(7)	(124)
Total operating income	$3,218	$3,780	$3,969	$936	$946	$951	$1,136	$934

REALIGNED AND RECAST[3]
Aeronautics Systems	$859	$1,128	$1,188	$311	$299	$269	$309	$263
Defense Systems	539	697	793	204	212	201	176	198
Mission Systems	1,179	1,245	1,408	323	338	351	396	353
Space Systems	582	644	794	190	193	191	220	202
Intersegment eliminations	(214)	(200)	(205)	(50)	(49)	(57)	(49)	(49)
Total segment operating income[1]	$2,945	$3,514	$3,978	$978	$993	$955	$1,052	$967
Net FAS (service)/CAS pension adjustment	638	613	465	108	107	131	119	105
Unallocated corporate expense	(365)	(347)	(474)	(150)	(154)	(135)	(35)	(138)
Total operating income	$3,218	$3,780	$3,969	$936	$946	$951	$1,136	$934

1	Non-GAAP metric - see definitions at the end of this earnings release.
2
“Realigned” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019, as well as March 31, 2020, were recast to reflect the changes in the company’s organizational structure and reportable segments effective January 1, 2020 as described in the company’s Form 8-K filed with the SEC on April 29, 2020.

3
“Realigned and recast” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019, as well as March 31, 2020, were further recast to reflect the change in unallowable costs included in management's evaluation of segment operating performance effective April 1, 2020 as described in this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2020 Financial Results	18

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of MTM (expense) benefit and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense we have recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com